Exhibit 10.2

INDUSTRIAL MULTI-TENANT LEASE

BETWEEN

AMB PROPERTY, L.P.

AS LANDLORD

AND

IMMUCOR, INC.

AS TENANT

AT

2935 Amwiler Road, Suite C
Atlanta, GA 30360

AMB PROPERTY, L.P.
INDUSTRIAL MULTI-TENANT LEASE

1.                                      Basic Provisions (“Basic Provisions”).

1.1                                 Parties:  This Lease (“Lease”) dated  December 29, 2005, is made by and between AMB Property, L.P., a Delaware limited partnership, (“Landlord”) and Immucor, Inc., a Georgia corporation  (“Tenant”) (collectively the “Parties,” or individually a “Party”).

1.2                                 Premises:  Approximately 16,907 square feet of space outlined on Exhibit A attached hereto (“Premises”), of the building (“Building”) located at 2935 Amwiler Road, Suite C, in the City of Atlanta, State of Georgia.  The Building is located in the industrial center commonly known as Amwiler-Gwinnett Industrial Park (the “Industrial Center”).  Tenant shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.2 below), but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center.  The Premises, the Building, the Common Areas, the land upon which they are located and all other buildings and improvements thereon are herein collectively referred to as the “Industrial Center.”

1.3                                 Term: Ten (10) years, Eight (8) months and One (1) day (“Term”) commencing December 31, 2005 (“Commencement Date”) and ending August 31, 2016 (“Expiration Date”) as later affirmed or amended by execution of a Commencement Date Certificate Addendum.

1.4                                 Base Rent:  $6,058.34 per month (“Base Rent”).  $6,058.34 payable upon execution of this Lease for first month’s rent. No security deposit required.

1.5                                 Tenant’s Share of Operating Expenses (“Tenant’s Share”):

(a)	Industrial Center	3.882%

(b)	Building	25.189%

(c)	Base Year	2006

1.6                                 Tenant’s Estimated Monthly Rent Payment:  Following is the estimated monthly Rent payment to Landlord pursuant to the provisions of this Lease.  This estimate is made at the inception of the Lease and is subject to adjustment pursuant to the provisions of this Lease:

(a)	Base Rent (Paragraph 4.1)	$6,058.34

(b)	Operating Expenses (Paragraph 4.2; excluding Landlord Insurance, Real Property Taxes, and HVAC)	$521.30

(c)	Landlord Insurance (Paragraph 8.3)	$0.00

(d)	Real Property Taxes (Paragraph 10)	$0.00

(e)	HVAC maintenance (Paragraph 4.2)	$0.00

	Estimated Monthly Payment	$6,579.64

1.7                                 Security Deposit:  None (“Security Deposit”).

1.8                                 Permitted Use (“Permitted Use”):                  Office, Warehouse and related uses

1.9                                 Guarantor(s):                          N/A

1.10                           Addenda and Exhibits: Attached hereto are the following Addenda and Exhibits, all of which constitute a part of this Lease:

(a)	Addenda:	Landlord Remedies in the Event of Tenant Default (State of Georgia)
Special Terms
Option to Renew
Commencement Date Certificate
Early Possession and Inducement Recapture
Tenant’s Right to Construct Improvements

(b)	Exhibits:	Exhibit A: Description of Premises
Exhibit B: Rules and Regulations
Exhibit C: Environmental and Use Questionnaire
Exhibit D: Landlord’s Waiver of Lien and Security Interest
Exhibit E: Glossary

1.11                           Address for Rent Payments:  All amounts payable by Tenant to Landlord shall until further notice from Landlord be paid to AMB Property, L.P. at the following address:

AMB Property, L.P.

C/O CB Richard Ellis

3340 Peachtree Rd. NE

Building 100, Suite 1050

Atlanta, GA 30326

1.12                           Brokers:                 CB Richard Ellis (Landlord)

Trammell Crow Services, Inc. (Tenant)

2.                                      Premises, Parking and Common Areas.

2.1                                 Letting.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises upon all of the terms, covenants and conditions set forth in this Lease.  Any statement of square footage set forth in this Lease or that may have been used in calculating Base Rent and/or Operating Expenses is an approximation which Landlord and Tenant agree is reasonable and the Base Rent and Tenant’s Share based thereon is not subject to revision whether or not the actual square footage is more or less.

2.2                                 Common Areas - Definition.  “Common Areas” are all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Landlord from time to time for the general non-exclusive use of Landlord, Tenant and other tenants of the Industrial Center and their respective employees, suppliers, shippers, tenants, contractors and invitees. Landlord covenants and agrees that it will not permit the Parking Areas to be used by any parties other than the tenants of the Building and their employees, contractors and invitees.

2.3                                 Common Areas - Tenant’s Rights.  Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to the terms and conditions hereof and the Rules and Regulations attached hereto as Exhibit B.

2.4                                 Common Areas - Rules and Regulations.  Landlord shall have the exclusive control and management of the Common Areas subject to the terms and conditions of Section 2.5 below and shall have the right, from time to time, to amend and enforce reasonable Rules and Regulations (Exhibit B), including signage, with respect thereto in accordance with Paragraph 16.19.

2.5                                 Common Area Changes.  Landlord shall have the right, in Landlord’s sole discretion, from time to time:

(a)                                  To make changes to the Common Areas, including, without limitation, changes in the locations, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways, provided that no change made to the Common Areas materially and adversely affects Tenant’s use or occupancy of the Premises or Building or materially and adversely affects Tenant’s use, occupancy, or access to the Common Areas, Premises, Building or Industrial Center.;

(b)                                 To close temporarily any of the Common Areas for maintenance purposes so long as reasonable pedestrian and vehicle access between the Premises, the Industrial Center and all Public Roads remains available;

(c)                                  To add additional improvements to the Common Areas so long as no such additional improvements materially and adversely affects Tenant’s use or occupancy of the

Premises or Building or materially and adversely affects Tenant’s use, occupancy, or access to the Common Areas, Premises, Building or Industrial Center;

(d)                                 To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof so long as no such use and no such additional improvements, repairs or alterations materially and adversely affect Tenant’s use or occupancy of the Premises or Building or materially and adversely affect Tenant’s use, occupancy, or access to the Common Areas, Premises, Building or Industrial Center; and

(e)                                  To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Landlord may, in the exercise of sound business judgment, deem to be appropriate, so long as no such acts or changes materially and adversely affect Tenant’s use or occupancy of the Premises or Building or materially and adversely affect Tenant’s use, occupancy, or access to the Common Areas, Premises, Building or Industrial Center.

3.                                      Term.

3.1                                 Term.  The Commencement Date, Expiration Date and Term of this Lease are as specified in Paragraph 1.3.

3.2                                 Delay in Possession. On or before 8:00 am local time on the Target Date, Landlord shall deliver exclusive possession of the Premises to Tenant with the Premises being in Required Delivery Condition.  The “Target Date” shall be December 31, 2005, but shall be extended by one day for each day the Landlord is delayed in delivering exclusive possession of the Premises to Tenant in Required Delivery Condition except in the case of a default by Tenant hereunder or any other negligence or willful misconduct by Tenant or willful misconduct.  For purposes hereof, the Premises shall be in “Required Delivery Condition” if (a) the Premises is vacant and free of all tenancies other than Tenant’s rights of possession hereunder, (b) the Premises and Building are broom clean and in good condition and comply with all applicable laws, codes, regulations and ordinances, (c) all electrical, plumbing, heating, ventilation, air conditioning, mechanical, life safety and lighting systems serving the Premises are in good, working order, (d) the Common Areas are in good condition and comply with all applicable laws, codes, regulations and ordinances, and (e) the Premises is free of Hazardous Substances.  If for any reason Landlord fails to deliver exclusive possession of the Premises to Tenant in Required Delivery Condition by 8:00 a.m. local time on the Target Date, such failure shall not affect the validity of this Lease, but (1) the Commencement Date shall be extended until the date that Landlord delivers to Tenant exclusive possession of the Premises in Required Delivery Condition, (2) the Expiration Date shall be extended so that the Lease Term is ten (10) years, and eight (8) months from and after the Commencement Date, and (3) Tenant shall not be obligated to pay Rent hereunder or perform any other obligation of Tenant under the terms of this Lease until Landlord delivers exclusive possession of the Premises to Tenant in Required Delivery Condition.  If Landlord fails to deliver exclusive possession of the Premises to Tenant in Required Delivery Condition on or before the date that is sixty (60) days after the Target Date,

Tenant shall have the right to terminate this Lease upon notice to Landlord given on or before the date that is ten days after the end of such sixty (60) day period.

3.3                                 Commencement Date Certificate.  At the request of Landlord so long as Tenant does not know of any reason that Landlord has failed to perform its obligations under Section 3.2 above,, Tenant shall execute and deliver to Landlord a completed certificate (“Commencement Date Certificate”) in the form attached hereto as an addendum.

4.                                      Rent.

4.1                                 Base Rent.  Tenant shall pay to Landlord Base Rent and other monetary obligations of Tenant to Landlord under the terms of this Lease (such other monetary obligations are herein referred to as “Additional Rent”) in lawful money of the United States, without offset or deduction except as set forth herein, in advance on or before the first day of each month.  Base Rent and Additional Rent for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved.  Payment of Base Rent and Additional Rent shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.  Base Rent and Additional Rent are collectively referred to as “Rent”.  All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent. No payment by Tenant or receipt by Landlord of rent hereunder shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of rent shall be deemed an accord and satisfaction, and Landlord may accept such check as payment without prejudice to Landlord’s right to recover the balance of such installment or payment of rent or pursue any other remedies available to Landlord.

4.2                                 Operating Expenses.  Landlord shall cause the Common Areas to be maintained in good condition. Tenant shall pay to Landlord on the first day of each month during the term hereof, in addition to the Base Rent, Tenant’s Share of all Operating Expenses in accordance with the following provisions:

(a)                                  “Operating Expenses” are all costs incurred by Landlord relating to the ownership and operation of the Industrial Center, Building and Premises including, but not limited to, the following:

(i)                                     The operation, repair, maintenance and replacement in neat, clean, good order and condition of the Common Areas, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, drainage systems, lighting facilities, fences and gates,  exterior signs and tenant directories.

(ii)                                  Water, gas, electricity, telephone and other utilities servicing the Common Areas.

(iii)                               Trash disposal, janitorial services, snow removal, property management and life/safety systems.

(iv)                              Reserves set aside for maintenance, repair and replacement of the Common Areas and Building.

(v)                                 Real Property Taxes above Base Year 2006.

(vi)                              Premiums for the insurance policies maintained by Landlord above Base Year 2006 under Paragraph 8 hereof.

(vii)                           Environmental monitoring and insurance programs.

(viii)                        Monthly amortization of capital improvements to the Common Areas and the Building components.  The monthly amortization of any given capital improvement shall be the sum of the (i) quotient obtained by dividing the cost of the capital improvement by Landlord’s estimate of the number of months of useful life of such improvement (which useful life shall be consistent with the useful life of such item using GAAP) plus (ii) an amount equal to the cost of the capital improvement times 1/12 of the lesser of 12% or the maximum annual interest rate permitted by law.

(ix)                                Maintenance of the Building including, but not limited to, painting, caulking and repair and replacement of Building components, including, but not limited to,  elevators and fire detection and sprinkler systems.

(x)                                   If Tenant fails to maintain the Premises, any expense incurred by Landlord for such maintenance.

(b)                                 Tenant’s Share of Operating Expenses that are not specifically attributed to the Premises or Building (“Common Area Operating Expenses”) shall be that percentage shown in Paragraph 1.5(a).  Tenant’s Share of Operating Expenses that are attributable to the Building (“Building Operating Expenses”) shall be that percentage shown in Paragraph 1.5(b).  Landlord in its reasonable discretion shall determine which Operating Expenses are Common Area Operating Expenses, Building Operating Expenses or expenses to be entirely borne by Tenant.

(c)                                  The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose any obligation upon Landlord to either have said improvements or facilities or to provide those services.

(d)                                 Tenant shall pay monthly in advance on the same day as the Base Rent is due Tenant’s Share of estimated Operating Expenses and other charges payable in the amount set forth in Paragraph 1.6.  Landlord shall deliver to Tenant within 90 days after the expiration of each calendar year a reasonably detailed statement showing Tenant’s Share of the actual Operating Expenses incurred during the preceding year.  If Tenant’s estimated payments under this Paragraph 4(d) during the preceding year exceed Tenant’s Share as indicated on said statement, Tenant shall be credited the amount of such overpayment against Tenant’s Share of Operating Expenses next becoming due.  If Tenant’s estimated payments under this Paragraph 4.2(d) during said preceding year were less than Tenant’s Share as indicated on said statement, Tenant shall pay to Landlord the amount of the deficiency within thirty (30) days after delivery by Landlord to tenant of said statement.  At any time Landlord may adjust the amount of the estimated Tenant’s Share of Operating Expenses to reflect Landlord’s estimate of such expenses for the year.

(e)                                  Notwithstanding anything to the contrary herein, “Operating Expenses” shall not include:  (a) costs of repairs, restoration or other work occasioned by fire, wind, the elements or other casualty, to the extent covered by insurance proceeds received by Landlord; (b) income and franchise taxes of Landlord; (c) expenses incurred in leasing to or procuring of tenants, leasing commissions, advertising expenses and expenses for the renovating of space leased to tenants; (d) interest or principal payments on any mortgage, deed to secure debt or other indebtedness of Landlord; (e) operating expenses which are the individual responsibility of Tenant or of other tenants; (f) cost of any item for which Landlord received reimbursement (other than by virtue of a tenant paying its pro rata share of Operating Expenses), by way of insurance proceeds, condemnation awards, warranty payments or otherwise; (g) costs paid to any affiliates or other parties related to Landlord for services or materials to the extent such costs are in excess of the amount which would be paid to an unrelated third party at market prices for such materials or services; (h) any amounts payable by Landlord as a result of Landlord’s failure to perform its obligations on a timely basis including fines, penalties, late fees and overtime expenses; (i) rent or any other payments due pursuant to a ground lease; (j) cost of any work performed for or service provided to any tenant which is in excess of the work available to Tenant under this Lease; (k) rental payment for any equipment to the extent such expenses would be capital expenses if the equipment in question were purchased rather than leased; (l) legal expenses, accounting expenses or other professional fees arising out of any matter whatsoever other than directly in connection with the Operating Expenses or Taxes; (m) capital expenses of any kind whatsoever except as expressly permitted above; (n) cost of removal, abatement or treatment of asbestos or any other Hazardous Substances (as hereinafter defined) on or from the Industrial Center or in or from the Building; (o) any costs related to the wages and fringe benefits payable to any employees above the level of building manager; and any wages and fringe benefits properly including in Operating Expenses and paid to any employee whose time is split between the operation of the Building and other buildings shall be allocated to the Building based on the time spent in connection with operating the Building; (p) any insurance premiums paid by Landlord in excess of commercially reasonable amounts.

(f)                                    Within ninety (90) days after Tenant receives Landlord’s Operating Expenses  statement, Tenant may contest such statement by providing written notice to Landlord.  If Tenant timely contests such Operating Expenses statement, Tenant shall have the right to inspect and examine, at reasonable times during normal business hours, Landlord’s books of account and records pertaining to the Operating Expenses, all at Tenant’s sole cost and expense.  Such audit shall be conducted at the offices of the Building manager where such records are kept.  Landlord and/or Landlord’s Building manager shall cooperate with Tenant and/or Tenant’s representatives with respect to any such specific inquiries or questions and with respect to the conduct of such audit, so as to facilitate the prompt and efficient answer thereto and/or conduct of same, as applicable.  Tenant shall notify Landlord of the results of such audit in writing.  Landlord may have an agent or employee present during such inspection and audit. Landlord shall have the right to dispute the results of Tenant’s audit.  Any such dispute shall be resolved by a certified public accountant mutually satisfactory to Landlord and Tenant, or selected by  the American Arbitration Association if Landlord and Tenant cannot agree on the identity of such accountant.  If the audit by Tenant shall ultimately disclose that Tenant has overpaid Landlord for its share of  Operating Expenses, such overpayment shall be applied to the next accruing installment(s) of Additional Rent due from Tenant, until such credit is depleted, or if insufficient installment(s) of Additional Rent remain, Landlord shall pay such sums to Tenant in cash.  If the audit shall ultimately disclose that Tenant has overpaid Landlord for its share of Operating Expenses by more than five percent (5%), Landlord shall reimburse Tenant for the reasonable costs of such audit.

5.                                      Security Deposit. Intentionally Deleted.

6.                                      Use.

6.1                                 Permitted Use.  Tenant shall not use or occupy the Premises for any purpose other than for the Permitted Use set forth in Paragraph 1.8. .  Nothing herein shall obligate Tenant to conduct business within the Premises. Tenant shall not commit any nuisance, permit the emission of any objectionable noise or odor, suffer any waste, make any use of the Premises which is contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance. Landlord represents and warrants that use of the Premises for the Permitted Use is permitted by applicable laws and ordinances and will not invalidate or increase the premiums of any of Landlord’s insurance. Tenant shall not service, maintain or repair vehicles (other than any forklifts and similar equipment used by Tenant) on the Premises, Building or Common Areas.  Tenant shall not store foods, pallets, drums or any other materials outside the Premises. Landlord makes no (and does hereby expressly disclaim any) covenant, representation or warranty as to the Permitted Use being allowed by or being in compliance with any applicable laws, rules, ordinances or restrictive covenants now or hereafter affecting the Premises, and any zoning letters, copies of zoning ordinances or other information from any governmental agency or other third party provided to Tenant by Landlord or any of Landlord’s agents or employees shall be for informational purposes only, Tenant hereby expressly acknowledging and agreeing that Tenant shall conduct and rely solely on its own due diligence and investigation with respect to the compliance of the Permitted Use with all such applicable laws, rules, ordinances and restrictive covenants and not on any such information provided by Landlord or any of its agents or employees.

6.2                                 Hazardous Substances.

(a)                                  Reportable Uses Require Consent.  The term “Hazardous Substance” as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either:  (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute or common law theory.  Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof.  Tenant shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Landlord (which shall not be unreasonably withheld, conditioned or delayed and compliance in a timely manner (at Tenant’s sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3).  “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Requirements require that a notice be given to persons entering or occupying the Premises or neighboring properties.  Notwithstanding the foregoing, Tenant may, without Landlord’s prior consent, but upon notice to Landlord and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Tenant in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises, or neighboring properties to any meaningful risk of contamination or damage or expose Landlord to any liability therefor.  In addition, Landlord may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Tenant upon Tenant’s giving Landlord such additional assurances as Landlord, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Landlord’s option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit. Tenant acknowledges (i) completion of Environmental and Use Questionnaire (Exhibit C) and (ii) Landlord’s reliance upon same as a material inducement to enter into the Lease.

(b)                                 Duty to Inform.  If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance is located in, under or about the Premises or the Building, Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance.  Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

If Landlord knows, or has reasonable cause to believe, that Landlord or any employee, contractor, tenant or invitee of Landlord has introduced any Hazardous Substance in, under or about the Premises or the Building, Landlord shall immediately give Tenant written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance.  Landlord shall not spill or release or permit any of its employees, contractors, tenants or invitees to spill or release any Hazardous Substance in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system), Building or Common Areas.

(c)                                  Indemnification.  Tenant shall indemnify, protect, defend and hold Landlord, Landlord’s affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing (“Landlord Entities”) and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Tenant or by any of Tenant’s employees, agents, contractors or invitees.  Tenant’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant or Tenant’s employees, agents, contractors or invitees, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved.  Tenant’s obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

Landlord shall indemnify, protect, defend and hold Tenant, Tenant’s affiliates, Lenders, and the officers, directors, shareholders, partners, employees, managers, independent contractors, attorneys and agents of the foregoing (“Tenant Entities”), harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Industrial Center by or for Landlord or by any of Landlord’s employees, agents, contractors or invitees.  Landlord’s obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Landlord, and the cost of investigation (including consultants’ and attorneys’ fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved.  Landlord’s obligations under this Paragraph 6.2(c) shall survive the expiration or earlier termination of this Lease.

6.3                                 Tenant’s Compliance with Requirements.  Tenant shall, at Tenant’s sole cost and expense, fully, diligently and in a timely manner, comply with all “Applicable Requirements,” which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Landlord’s engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance), now in effect or which may hereafter come into effect.  Tenant shall, within 5 days after receipt of Landlord’s written request, provide Landlord with copies of all documents and information evidencing Tenant’s compliance with any Applicable Requirements and shall immediately upon receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Applicable Requirements.

6.4                                 Inspection; Compliance with Law.  In addition to Landlord’s environmental monitoring and insurance program, the cost of which is included in Operating Expenses, Landlord and the holders of any mortgages, deeds of trust or ground leases on the Premises (“Lenders”) shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Applicable Requirements.  Landlord shall be entitled to employ experts and/or consultants in connection therewith to advise Landlord with respect to Tenant’s installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises.  The cost and expenses of any such inspections shall be paid by the party requesting same. Landlord shall use reasonable efforts to ensure any such entry into the Premises to be performed in a manner that does not materially interfere with Tenant’s use and enjoyment of the Premises and shall indemnify, protect, defend and hold Tenant, the Tenant Entities and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of any such entry into the Premises.

7.                                      Maintenance, Repairs, Trade Fixtures and Alterations.

7.1                                 Tenant’s Obligations.  Subject to the provisions of Paragraph 7.2 (Landlord’s Obligations), Paragraph 9 (Damage or Destruction), Paragraph 14 (Condemnation) and Landlord’s obligation to deliver the Premises to Tenant in Required Delivery Condition, Tenant shall, at Tenant’s sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonable or readily accessible to Tenant and whether or not the need for such repairs occurs as a result of Tenant’s use, any prior use, the elements or the age of such portion of the Premises) including, without limiting the generality of the foregoing, all equipment or facilities exclusively serving the Premises and no other space, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Landlord pursuant to Paragraph 7.2 below.  Tenant’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

7.2                                 Landlord’s Obligations.  Subject to the provisions of Paragraph 6 (Use), Paragraph 7.1 (Tenant’s Obligations), Paragraph 9 (Damage or Destruction) and Paragraph 14 (Condemnation), Landlord at its expense and not subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair (including replacements) the foundations, structural components of the roof, floor slab, exterior walls of the Building, utility systems (including, but not limited to, any plumbing, heating, air conditioning, ventilating, electrical, mechanical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connectors) that do not serve the Premises exclusively and any portions of any utility systems located outside the Premises.  Landlord, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the nonstructural components of the Building roof and Common Areas.

7.3                                 Alterations.  Tenant shall not make nor cause to be made any alterations, installations in, on, under or about the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, conditioned or delayed.  Notwithstanding the foregoing, Tenant shall have the right to make cosmetic non-structural alterations to the Premises, such as painting, carpeting and wall papering, costing no more than $50,000.00.  Any alterations, physical additions or improvements to the Premises made by Tenant shall at once become the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease.  Nothing in this Lease shall be deemed to be, or construed in any way as constituting, the consent or request of Landlord, expressed or implied, by inference or otherwise, to any person, firm or corporation for the performance of any labor or the furnishing of any materials for any construction, rebuilding, alteration or repair of or to the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials which might in any way give rise to the right to file any lien against Landlord’s interest in the Premises.  Landlord shall have the right to post and keep posted at all reasonable times on the Premises any notices which Landlord shall be required so to post for the protection of Landlord and the Demised Premises from any such lien.  Tenant agrees to promptly execute such instruments in recordable form as are necessary to give public notice of the terms and conditions hereof.  Tenant is hereby informed that Landlord may have already filed a notice in the public records which precludes the Landlord’s interest in Building from being subject to the liens of contractors performing work for Tenant.

7.4                                 Surrender/Restoration.  Tenant shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted.  Without limiting the generality of the above, Tenant shall remove all personal property, trade fixtures and floor bolts, patch all floors and cause all lights to be in good operating condition.

8.                                      Insurance; Indemnity.

8.1                                 Payment of Premiums.  The cost of the premiums above the Base Year 2006 for the insurance policies maintained by Landlord under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof.  Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

8.2                                 Tenant’s Insurance.

(a)                                  At its sole cost and expense, Tenant shall maintain in full force and effect during the Term of the lease the following insurance coverages insuring against claims which may arise from or in connection with the Tenant’s operation and use of the leased premises.

(i)                                     Commercial General Liability with minimum limits of $1,000,000 per occurrence; $3,000,000 general aggregate for bodily injury, personal injury and property damage.

(ii)                                  Workers’ Compensation insurance with statutory limits and Employers Liability with a $1,000,000 per accident limit for bodily injury or disease.

(iii)                               Automobile Liability covering all owned, non-owned and hired vehicles with a $1,000,000 per accident limit for bodily injury and property damage.

(iv)  “All risk” property insurance insuring loss to any tenant improvements or betterments and business personal property on a full replacement cost basis with no coinsurance penalty provision; and Business Interruption Insurance with a limit of liability representing loss of at least approximately six months of income.

(b)                                 Tenant shall deliver to Landlord certificates of all insurance reflecting evidence of required coverages prior to initial occupancy; and annually thereafter.

(c)                                  If, in the reasonable opinion of Landlord’s insurance advisor, the amount or scope of such coverage is deemed inadequate at any time during the Term, Tenant shall increase such coverage to such reasonable amounts or scope as Landlord’s advisor deems adequate.

(d)                                 All insurance required under Paragraph 8.2 (a) shall (i) be primary and non-contributory; (ii) provide for severability of interests, (iii) be issued by insurers, licensed to do business in the state in which the Premises are located and which are rated A:VII or better by Best’s Key Rating Guide, (iv) be endorsed to include Landlord and such other persons or entities as Landlord may from time to time designate in a written notice to Tenant, as additional insureds (Commercial General Liability only), and (v) be endorsed to provide that the insurer will endeavor to provide at least 30-days prior notification of cancellation or material change in coverage to said additional insureds.

8.3                                 Landlord’s Insurance.  Landlord shall maintain all risk, including earthquake and flood, insurance covering the buildings within the Industrial Center, Commercial General Liability and such other insurance in such amounts and covering such other liability or hazards as deemed appropriate by Landlord.  The amount and scope of coverage of Landlord’s insurance shall be determined by Landlord from time to time in its sole discretion and shall be subject to such deductible amounts as Landlord may elect.  Landlord shall have the right to reduce or terminate any insurance or coverage.  Premiums above the Base Year per Paragraph 4.2 for any such insurance shall be a Common Area Operating Expense.

8.4                                 Waiver of Subrogation.  To the extent permitted by law and without affecting the coverage provided by insurance required to be maintained hereunder, Landlord and Tenant each waive any right to recover against the other on account of any and all claims Landlord or Tenant may have against the other with respect to property insurance actually carried, or required to be carried hereunder, to the extent of the proceeds realized from such insurance coverage.

8.5                                 (a)                                  Indemnity.  Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of:

(i)                                     any damage to any property (including but not limited to property of any Landlord Entity) or death or injury to any person occurring in or about the Premises, the Building or the Industrial Center to the extent that such injury or damage shall be caused by or arise from negligence or willful misconduct by or of Tenant, its agents, servants, employees, invitees, or visitors;

(ii)                                  any breach or default of the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

(b)                                 Cross-Indemnity.  Landlord shall protect, indemnify and hold the Tenant Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of:

(i)                                     any damage to any property (including but not limited to property of any Tenant Entity) or death or injury to any person occurring in or about the Premises, the Building or the Industrial Center to the extent that such injury or damage shall be caused by or arise from negligence or willful misconduct by Landlord, its agents, servants, employees, invitees, or visitors;

The provisions of both Paragraph 8.5 (a) and Paragraph 8.5 (b) shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

8.6                                 Exemption of Landlord from Liability.  Except to the extent caused by the gross negligence or willful misconduct of Landlord or any of the Landlord Entities, Landlord Entities shall not be liable for and Tenant waives any claims against Landlord Entities for injury or damage to the person or the property of Tenant, Tenant’s employees, contractors, invitees, customers or any other person in or about the Premises, Building or Industrial Center from any cause whatsoever, including, but not limited to, damage or injury which is caused by or results from (i) fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or (ii) from the condition of the Premises, other portions of the Building or Industrial Center.  Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of Landlord nor from the failure by Landlord to enforce the provisions of any other lease in the Industrial Center.  Notwithstanding Landlord’s negligence or breach of this Lease, Landlord shall under no circumstances be liable for injury to Tenant’s business, for any loss of income or profit therefrom or any indirect, consequential or punitive damages.

9.                                      Damage or Destruction.

9.1                                 Termination Right.  Tenant shall give Landlord immediate written notice of any material damage to the Premises.  Subject to the provisions of Paragraph 9.2, if the Premises or the Building shall be damaged to such an extent that there is substantial interference for a period exceeding sixty (60) consecutive days with the conduct by Tenant of its business at the Premises, Tenant, at any time prior to commencement of repair of the Premises and following 10 days written notice to Landlord, may terminate this Lease effective 30 days after delivery of such notice to Landlord.  Such termination shall not excuse the performance by Tenant of those covenants, which under the terms hereof survive termination.  Rent shall be abated in proportion to the degree of interference during the period that there is such substantial interference with the conduct of Tenant’s business at the Premises.  Abatement of rent and Tenant’s right of termination pursuant to this provision shall be Tenant’s sole remedy for failure of Landlord to keep in good order, condition and repair the foundations and exterior walls of the Building, Building roof, utility systems outside the Building, the Common Areas and HVAC.

9.2                                 Damage Caused by Tenant.  Tenant’s termination rights under Paragraph 9.1 shall not apply if the damage to the Premises or Building is the result of any act or omission of Tenant or of any of Tenant’s agents, employees, customers, invitees or contractors (“Tenant Acts”).  Any damage resulting from a Tenant Act shall be promptly repaired by Tenant.  Landlord at its option may at Tenant’s expense repair any damage caused by Tenant Acts.  Tenant shall continue to pay all rent and other sums due hereunder and shall be liable to Landlord for all damages that Landlord may sustain resulting from a Tenant Act.

10.                               Real Property Taxes.

10.1                           Payment of Real Property Taxes.  Landlord shall pay the Real Property Taxes due and payable during the term of this Lease and, except as otherwise provided in Paragraph 10.3, any such amounts above the Base Year 2006 shall be included in the calculation of Operating Expenses in accordance with the provisions of Paragraph 4.2.

10.2                           Real Property Tax Definition.  As used herein, the term “Real Property Taxes” is any form of real estate tax or assessment, general, special, ordinary or extraordinary, imposed or levied upon (a) the Industrial Center, or (b) any interest of Landlord in the Industrial Center.  Real Property Taxes include (i) any license fee, improvement bond or bonds, levy or tax; (ii) any tax or charge which replaces or is in addition to any of such above-described “Real Property Taxes” and (iii) any fees, expenses or costs (including attorney’s fees, expert fees and the like) incurred by Landlord in protesting or contesting any assessments levied or any tax rate (but only to the extent of actual savings achieved by any such protest or contest).  The term “Real Property Taxes” shall also include any increase resulting from a change in the ownership of the Industrial Center or Building, the execution of this Lease or any modification, amendment or transfer thereof.  Real Property Taxes for tax years commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date. Notwithstanding anything to the contrary herein, “Real Property Taxes” shall not include (i) income, intangible, franchise, capital stock, excise, estate or inheritance taxes or taxes substituted for or in lieu of the foregoing exclusions; or (ii) taxes on rents, gross receipts or revenues of Landlord from the Industrial Center

10.3                           Additional Improvements.  Operating Expenses shall not include Real Property Taxes attributable to improvements placed upon the Industrial Center by other tenants or by Landlord for the exclusive enjoyment of such other tenants.  Notwithstanding Paragraph 10.1 hereof, Tenant shall, however, pay to Landlord at the time Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed by reason of improvements placed upon the Premises by Tenant or at Tenant’s request.

10.4                           Joint Assessment.  If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed.

10.5                           Tenant’s Property Taxes.  Tenant shall pay prior to delinquency all taxes assessed against and levied upon Tenant’s improvements, fixtures, furnishings, equipment and all personal property of Tenant contained in the Premises or stored within the Industrial Center.

11.                               Utilities.  Tenant shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. Landlord represents and warrants that electricity and gas are separately metered to the Premises.  In the event that any such utilities are interrupted for more than 48 continuous hours due to any negligent or willful act or omission of Landlord or any employee, contractor or invitee of Landlord, Tenant shall have the right to abate Rent one (1) day for each day that such interruption continues.

12.                               Assignment and Subletting.

12.1                           Landlord’s Consent Required.

(a)                                  Tenant shall not assign, transfer, mortgage or otherwise transfer or encumber (collectively, “assign”) or sublet all or any part of Tenant’s interest in this Lease or in the Premises without Landlord’s prior written consent which consent shall not be unreasonably withheld.  Relevant criteria in determining reasonability of consent include, but are not limited to, credit history of a proposed assignee or sublessee, references from prior landlords, any substantial adverse change or intensification of use of the Premises or the Common Areas and any limitations imposed by the Internal Revenue Code and the Regulations promulgated thereunder relating to Real Estate Investment Trusts.  Assignment or sublet shall not release Tenant from its obligations hereunder.  Tenant shall not (i) sublet or assign or enter into other arrangements such that the amounts to be paid by the sublessee or assignee thereunder would be based, in whole or in part, on the income or profits derived by the business activities of the sublessee or assignee; or (ii) sublet the Premises or assign this Lease in any other manner which could cause any portion of the amounts received by Landlord pursuant to this Lease or any sublease to fail to qualify as “rents from real property” within the meaning of Section 856(d) of the Code, or which could cause any other income received by Landlord to fail to qualify as income described in Section 856(c)(2) of the Internal Revenue Code (the “Code”).  The requirements of this Section 12.1 shall apply to any further subleasing by any subtenant.

(b)                                 Notwithstanding any provision in this Lease to the contrary, Tenant shall be entitled to assign this Lease or sublease all or a portion of the Premises without Landlord’s consent but only after written notice to Landlord, to a corporation or entity (an “Affiliate”) in control of, controlled by or under common control with Tenant.

(c)                                  Notwithstanding any provision in this Lease to the contrary, Tenant shall be entitled to assign this Lease in connection with a merger, consolidation or other business combination transaction, without Landlord’s consent but only after written notice to Landlord, provided that such surviving entity executes an agreement, in form and substance satisfactory to Landlord, which memorializes that such surviving corporation shall be fully liable for the performance of the obligations of Tenant under this Lease.

(d)                                 A change in the control of Tenant shall constitute an assignment requiring Landlord’s consent.  The transfer, on a cumulative basis, of 51% or more of the voting or management control of Tenant shall constitute a change in control for this purpose.

(e)                                  No acceptance by Landlord of any rent or any other sum of money from any assignee, sublessee or other category of transferee shall be deemed to constitute Landlord’s consent to any assignment, sublease, or transfer.  No such assignment, subletting, occupancy or collection shall be deemed the acceptance of the assignee, tenant or occupant, as Tenant, or a release of Tenant from the further performance by Tenant of Tenant’s obligations under this Lease.  Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

13.                               Default; Remedies.

13.1                           Default.  The occurrence of any one of the following events shall constitute an event of default on the part of Tenant (“Default”):

(a)                                  The abandonment of the Premises by Tenant (Tenant may vacate the Premises and the Premises shall not be deemed abandoned so long as Tenant is maintaining the Premises and meeting all its other obligations under this Lease);

(b)                                 Failure to pay any installment of Base Rent, Additional Rent or any other monies due and payable hereunder, said failure continuing for a period of five (5) days after written notice from Landlord;

(c)                                  A general assignment by Tenant for the benefit of creditors;

(d)                                 The filing of a voluntary petition in bankruptcy by Tenant, the filing of a voluntary petition for an arrangement, the filing of a petition, voluntary or involuntary, for reorganization, or the filing of an involuntary petition by Tenant’s creditors; if such petition is not dismissed within ninety (90) days after filing;

(e)                                  Receivership, attachment, of other judicial seizure of the Premises or all or substantially all of Tenant’s assets on the Premises;

(f)                                    Failure of Tenant to maintain insurance as required by Paragraph 8.2;

(g)                                 Any material breach by Tenant of its covenants under Paragraphs 6.2 or 6.3, including a material misrepresentation in completion of Tenant’s Environmental and Use Questionnaire (Exhibit C) with said breach continuing for a period of ten (10) days following Landlord’s written notice thereof to Tenant; and

(h)                                 Failure in the performance of any of Tenant’s covenants, agreements or obligations hereunder (except those failures specified as events of Default in other Paragraphs of this Paragraph 13.1 which shall be governed by such other Paragraphs), which failure continues for 20 days after written notice thereof from Landlord to Tenant provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot be cured within such 20 day period despite reasonable diligence, Tenant shall not be in default under this subparagraph unless Tenant fails thereafter diligently and continuously to prosecute the cure to completion;

13.2                           Remedies.  In the event of any Default by Tenant, Landlord shall have the remedies set forth in the Addendum attached hereto entitled “Landlord’s Remedies in Event of Tenant Default, State of Georgia”.

13.3                           Late Charges.  Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain.  Such costs include, but are not limited to, processing and accounting charges.  Accordingly, if any installment of rent or other sum due from Tenant shall not be received by Landlord or Landlord’s designee within 10 days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to 5% of such overdue amount.  The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s Default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

14.                               Condemnation.  If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of exercise of said power (all of which are herein called “condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs.  If more than 10% of the floor area of the Premises, or more than 25% of the portion of the Common Areas designated for Tenant’s parking, is taken by condemnation, Tenant may, at Tenant’s option, to be exercised in writing within 10 days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within 10 days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession.  If Tenant does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises.  No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises.  Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, provided, however, that Tenant shall be entitled to any compensation, separately awarded to Tenant for Tenant’s relocation expenses and/or loss of Tenants trade fixtures.  In the event that this Lease is not terminated by reason of such condemnation, Landlord shall to the extent of its net severance damages in the condemnation matter, repair any damage to the Premises caused by such condemnation authority.  Tenant shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.                               Estoppel Certificate and Financial Statements.

15.1                           Estoppel Certificate.  Each party (herein referred to as “Responding Party”) shall within 10 days after written notice from the other Party (the “Requesting Party”) execute, acknowledge and deliver to the Requesting Party, to the extent it can truthfully do so, an estoppel certificate in the form attached hereto, plus such additional information, confirmation a/or statements as be reasonably requested by the Requesting Party.

15.2                           Financial Statement.  If Landlord desires to finance, refinance, or sell the Building, Industrial Center or any part thereof, Tenant shall deliver to any potential lender or purchaser designated by Landlord financial statements of Tenant for the past 3 years.  All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

16.                               Additional Covenants and Provisions.

16.1                           Severability.  The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall not affect the validity of any other provision hereof.

16.2                           Interest on Past-Due Obligations.  Any monetary payment due Landlord hereunder not received by Landlord within 10 days following the date on which it was due shall bear interest from the date due at 12% per annum, but not exceeding the maximum rate allowed by law in addition to the late charge provided for in Paragraph 13.3.

16.3                           Time of Essence.  Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

16.4                           Landlord Liability.  Tenant, its successors and assigns, shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Industrial Center, which interest includes, without limitation, all insurance proceeds and condemnation awards and all rents and profits derived from and after the date Tenant declares a default hereunder.  Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease.  In no event whatsoever shall Landlord (which term shall include, without limitation, any general or limited partner, trustees, beneficiaries, officers, directors, or stockholders of Landlord) ever be personally liable for any such liability.

16.5                           No Prior or Other Agreements.  This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and supersedes all oral, written prior or contemporaneous agreements or understandings.

16.6                           Notice Requirements.  All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, and shall be deemed sufficiently given if served in a manner specified in the Paragraph 16.6.  The addresses noted adjacent to a Party’s signature on this Lease shall be that Party’s address for delivery, or mailing.  Either Party may by written notice to the other specify a different address for notice purposes, except that upon Tenant’s taking possessing of the Premises, the Premises shall constitute Tenant’s address for the purpose of mailing or delivering notices to Tenant.  A copy of all notices required or permitted to be given to Landlord hereunder shall be concurrently transmitted to such party or parties at such addresses as noted below Landlord’s signature block or as Landlord may from time to time hereafter designate by written notice to Tenant.

16.7                           Date of Notice.  Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.  If sent by regular mail, the notice shall be deemed given upon delivery to Landlord or Tenant.  Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given upon delivery to Landlord or Tenant.  If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

16.8                           Waivers.  No waiver by Landlord or Tenant of a default by the other party shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default by the other party of the same or any other term, covenant or condition hereof.

16.9                           Holdover.  Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease.  If Tenant holds over with the consent of Landlord:  (i) the Base Rent payable shall be increased to 150% of the Base Rent applicable during the month immediately preceding such expiration or earlier termination; (ii) Tenant’s right to possession shall terminate on 30 days notice from Landlord and (iii) all other terms and conditions of this Lease shall continue to apply.  Nothing contained herein shall be construed as a consent by Landlord to any holding over by Tenant.  Tenant shall indemnify, defend and hold Landlord harmless from and against any and all claims, demands, actions, losses, damages, obligations, costs and expenses, including, without limitation, attorneys’ fees incurred or suffered by Landlord by reason of Tenant’s failure to surrender the Premises on the expiration or earlier termination of this Lease in accordance with the provisions of this Lease; provided, however, that Tenant shall be liable for consequential damages if and only if Landlord has an executed Lease for the Premises with a third party tenant, and Landlord has provided Tenant with written notice not less than ten (10) days prior to the date Landlord requires possession of the Premises per the Lease with a third party tenant.

16.10                     Cumulative Remedies.  No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or in equity.

16.11                     Binding Effect: Choice of Law.  This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located.  Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

16.12                     Landlord.  The covenants and obligations contained in this Lease on the part of Landlord are binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Industrial Center.  In the event of any transfer or transfers of such title to the Industrial Center, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed provided that the purchaser, transferee, or assignee assumes in writing, all of Landlord’s obligations under this Lease arising after the date of such sale, transfer or assignment.

16.13                     Attorneys’ Fees and Other Costs.  If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding shall be entitled to reasonable attorneys’ fees.  The term “Prevailing Party” shall include, without limitation, a Party who substantially obtains or defeats the relief sought.  Landlord shall be entitled to reasonable attorneys’ fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting breach.  Tenant shall reimburse Landlord on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

16.14                     Landlord’s Access; Showing Premises; Repairs.  Landlord and Landlord’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times upon reasonable notice for the purpose of showing the same to prospective purchasers, lenders, or (during the last six months of the Term) tenants, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Landlord may reasonably deem necessary.  Landlord may at any time place on or about the Premises or Building any ordinary “For Sale” signs and Landlord may at any time during the last 180 days of the term hereof place on or about the Premises any ordinary “For Lease” signs.  All such activities of Landlord shall be without abatement of rent or liability to Tenant. Landlord shall cause any such entry into the Premises to be performed in a manner that does not materially interfere with Tenant’s use and enjoyment of the Premises and shall indemnify, protect, defend and hold Tenant, the Tenant Entities and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys’ and consultants’ fees arising out of any such entry into the Premises.

16.15                     Signs.  Tenant shall not place any signs at or upon the exterior of the Premises or the Building, except that Tenant may, with Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, install (but not on the roof) such signs as are reasonably required to advertise Tenant’s own business so long as such signs are in a location reasonably designated by Landlord and comply with sign ordinances and the signage criteria reasonably established for the Industrial Center by Landlord.

16.16                     Termination: Merger.  Unless specifically stated otherwise in writing by Landlord, the voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for Default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies.  Landlord’s failure within 10 days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord’s election to have such event constitute the termination of such interest.

16.17                     Quiet Possession.  Upon payment by Tenant of the Base Rent and Additional Rent for the Premises and the performance of all of the covenants, conditions and provisions on Tenant’s part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.

16.18                     Subordination; Attornment; Non-Disturbance.

(a)                                  Subordination.  This Lease shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or mortgage (collectively, “Mortgage”) now or hereafter placed by Landlord upon the real property of which the Premises are a part, to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof.  Tenant agrees that any person holding any Mortgage shall have no duty, liability or obligation to perform any of the obligations of Landlord under this Lease.  In the event of Landlord’s default with respect to any such obligation, Tenant will give any Lender, whose name and address have previously in writing been furnished Tenant, notice of  a default by Landlord.  Tenant may not exercise any remedies for default by Landlord unless and until Landlord and the Lender shall have received written notice of such default and a reasonable time (not less than 90 days) shall thereafter have elapsed without the default having been cured.

If any Lender shall elect to have this Lease superior to the lien of its Mortgage and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such Mortgage.  The provisions of a Mortgage relating to the disposition of condemnation and insurance proceeds shall prevail over any contrary provisions contained in this Lease.

(b)                                 Attornment.  Subject to the non-disturbance provisions of subparagraph C of this Paragraph 16.18, Tenant agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Mortgage. In the event of such foreclosure, such new owner shall not:  (i) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Tenant might have against any prior Landlord, or (iii) be liable for security deposits or be bound by prepayment of more than one month’s rent.

(c)                                  Non-Disturbance.  With respect to Mortgage entered into by Landlord after the execution of this Lease, Tenant’s subordination of this Lease shall be subject to receiving assurance (a “non-disturbance agreement”) from the Mortgage holder that Tenant’s possession and this Lease will not be disturbed so long as Tenant is not in default and attorns to the record owner of the Premises.

(d)                                 Self-Executing.  The agreements contained in this Paragraph 16.18 shall be effective without the execution of any further documents; provided, however, that upon written request from Landlord or a Lender in connection with a sale, financing or refinancing of Premises, Tenant and Landlord shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.  Landlord is hereby irrevocably vested with full power to subordinate this Lease to a Mortgage.

16.19                     Rules and Regulations.  Tenant agrees that it will abide by, and to cause its employees, suppliers, shippers, customers, tenants, contractors and invitees to abide by all reasonable rules and regulations (“Rules and Regulations,” attached as Exhibit B) which Landlord may make from time to time for the management, safety, care, and cleanliness of the Common Areas, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.  Landlord shall enforce such Rules and Regulations in a non-discriminatory manner.

16.20                     Security Measures.  Tenant acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures.  Landlord has no obligations to provide same.  Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

16.21                     Reservations.  Landlord reserves the right to grant such easements that Landlord deems necessary and to cause the recordation of parcel maps, so long as such easements and maps do not interfere with the use of the Premises, Common Areas or Building by Tenant.

Tenant agrees to sign any documents reasonable requested by Landlord to effectuate any such easements or maps.

16.22                     Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions, including a Special Terms Addendum, if any, shall be controlled by the typewritten or handwritten provisions.

16.23                     Offer.  Preparation of this Lease by either Landlord or Tenant or Landlord’s agent or Tenant’s agent  and submission of same to Tenant or Landlord shall not be deemed an offer to lease.  This Lease is not intended to be binding until executed and delivered by all Parties hereto.

16.24                     Amendments.  This Lease may be modified only in writing, signed by the parties in interest at the time of the modification.

16.25                     Multiple Parties.  Except as otherwise expressly provided herein, if more than one person or entity is named herein as Tenant, the obligations of such persons shall be the joint and several responsibility of all persons or entities named herein as such Tenant.

16.26                     Authority.  Each person signing on behalf of Landlord or Tenant warrants and represents that she or is authorized to execute and deliver this Lease and to make it a binding obligation of Landlord or Tenant.

16.27                     Brokers.  Tenant represents and warrants to Landlord that, except for those parties set forth in Paragraph 1.12 (the “Brokers”), Tenant has not engaged or had any conversations or negotiations with any broker, finder or other third party concerning the leasing of the Premises to Tenant who would be entitled to any commission or fee based on the execution of this Lease.  Tenant hereby further represents and warrants to Landlord that Tenant is not receiving and is not entitled to receive any rebate, payment or other remuneration, either directly or indirectly, from the Brokers, and that it is not otherwise sharing in or entitled to share in any commission or fee paid to the Brokers by Landlord or any other party in connection with the execution of this Lease, either directly or indirectly.  Tenant hereby indemnifies Landlord against and from any claims for any brokerage commissions (except those payable to the Brokers, all of which are payable by Landlord pursuant to a separate agreement) and all costs, expenses and liabilities in connection therewith, including, without limitation, reasonable attorneys’ fees and expenses, for any breach of the foregoing.  The foregoing indemnification shall survive the termination of this Lease for any reason.

16.28                     Usufruct.  This contract shall create the relationship of landlord and tenant between Landlord and Tenant; no estate shall pass out of Landlord; Tenant has a usufruct, not subject to levy and sale, and not assignable by Tenant except as expressly set forth herein.

16.29                     Lease Captions.  The captions of this Lease are for convenience only and are not a part of this Lease, and do not in any way define, limit, describe or amplify the terms or provisions of this Lease or the scope or intent thereof.

16.30                     Counterparts.  This Lease may be executed in multiple counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.

16.31                     Interpretation.  The parties acknowledge that this Lease is the result of negotiations between the parties, and in construing any ambiguity hereunder no presumption shall be made in favor of either party.  No inference shall be made from any item, which has been stricken from this Lease other than the deletion of such item.

The parties hereto have executed this Lease on the dates specified below their respective signatures.

Landlord:		Tenant:

AMB Property, L.P., a Delaware limited		Immucor, Inc., a Georgia corporation
partnership

By:	AMB Property Corporation, a	By:	/s/ Ralph A. Eatz
	Maryland corporation, its general		Ralph A. Eatz
	partner	Title:	Senior Vice President

By:	/s/ Christos F. Kombours	Witness:	/s/ C Vinson
	Christos F. Kombours	Print Name:	Connie Vinson
Title:	Vice President
		Date:	12-27-05
Witness:	/s/ Kimberly A. Smith
Print Name:	Kimberly A. Smith	Address for Notice Purposes:

Date	12-29-05	3130 Gateway Drive

Address for Notice Purposes:		Norcross, GA 30091

60 State Street
Suite 1200
Boston, MA 02109		Attn:	Ralph Eatz
Telephone: (770) 441-2051
Attn: Kent Greenawalt		Facsimile: (770) 242-8930
Telephone: (617) 619-9328
Facsimile: (617) 619-9428

ADDENDUM

LANDLORD’S REMEDIES IN THE EVENT OF TENANT DEFAULT

(State of Georgia)

Notwithstanding anything to the contrary contained within the foregoing document, the following shall apply:

(a)                                  In the event of any Default by Tenant, Landlord may, at Landlord’s option, without any demand or notice whatsoever (except as expressly required in Paragraph 13 of the Lease):

(i)                                     Terminate this Lease by giving Tenant notice of termination, in which event this Lease shall expire and terminate on the date specified in such notice of termination and all rights of Tenant under this Lease and in and to the Premises shall terminate.  Tenant shall remain liable for all obligations under this Lease arising up to the date of such termination, and Tenant shall surrender the Premises to Landlord on the date specified in such notice; or

(ii)                                  Terminate this Lease as provided in subparagraph (a)(i) above and recover from Tenant all damages Landlord may incur by reason of Tenant’s default, including, without limitation, an amount which, at the date of such termination, is calculated as follows:  (1) the value of the excess, if any, of (A) the Base Rent, Additional Rent and all other sums which would have been payable hereunder by Tenant for the period commencing with the day following the date of such termination and ending with the Expiration Date had this Lease not been terminated (the “Remaining Term”), over (B) the aggregate reasonable rental value of the Premises for the Remaining Term (which excess, if any shall be discounted to present value at the “Treasury Yield” as defined below for the Remaining Term); plus (2) the reasonable costs of recovering possession of the Premises and all other expenses incurred by Landlord due to Tenant’s default, including, without limitation, reasonable attorney’s fees; plus (3) the unpaid Base Rent and Additional Rent earned as of the date of termination plus any interest and late fees due hereunder, plus other sums of money and damages owing on the date of termination by Tenant to Landlord under this Lease or in connection with the Premises.  The amount as calculated above shall be deemed immediately due and payable.  The payment of the amount calculated in subparagraph (ii)(1) shall not be deemed a penalty but shall merely constitute payment of liquidated damages, it being understood and acknowledged by Landlord and Tenant that actual damages to Landlord are extremely difficult, if not impossible, to ascertain.  “Treasury Yield” shall mean the rate of return in percent per annum of Treasury Constant Maturities for the length of time specified as published in document H.15(519) (presently published by the Board of Governors of the U.S. Federal Reserve System titled “Federal Reserve Statistical Release”) for the calendar week immediately preceding the calendar week in which the termination occurs.  If the rate of return of Treasury Constant Maturities for the calendar week in question is not published on or before the business day preceding the date of the Treasury Yield in question is to become effective, then the Treasury Yield shall be based upon the rate of return of Treasury Constant Maturities for the length of time specified for the most recent calendar week for which

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such publication has occurred.  If no rate of return for Treasury Constant Maturities is published for the specific length of time specified, the Treasury Yield for such length of time shall be the weighted average of the rates of return of Treasury Constant Maturities most nearly corresponding to the length of the applicable period specified.  If the publishing of the rate of return of Treasury Constant Maturities is ever discontinued, then the Treasury Yield shall be based upon the index which is published by the Board of Governors of the U.S. Federal Reserve System in replacement thereof or, if no such replacement index is published, the index which, in Landlord’s reasonable determination, most nearly corresponds to the rate of return of Treasury Constant Maturities.  In determining the aggregate reasonable rental value pursuant to subparagraph†(ii)(1)(B) above, the parties hereby agree that, at the time Landlord seeks to enforce this remedy, all relevant factors should be considered, including, but not limited to, (a)†the length of time remaining in the Term, (b)†the then current market conditions in the general area in which the Building is located, (c)†the likelihood of reletting the Premises for a period of time equal to the remainder of the Term, (d)†the net effective rental rates then being obtained by landlords for similar type space of similar size in similar type buildings in the general area in which the Building is located, (e)†the vacancy levels in the general area in which the Building is located, (f)†current levels of new construction that will be completed during the remainder of the Term and how this construction will likely affect vacancy rates and rental rates and (g) inflation; or

(iii)                               Without terminating this Lease, declare immediately due and payable the sum of the following: (1) the present value (calculated using the “Treasury Yield”) of all Base Rent and Additional Rent due and coming due under this Lease for the entire Remaining Term (as if by the terms of this Lease they were payable in advance), plus (2) the cost of recovering and reletting the Premises and all other expenses incurred by Landlord in connection with Tenant’s default, plus (3) any unpaid Base Rent, Additional Rent and other rentals, charges, assessments and other sums owing by Tenant to Landlord under this Lease or in connection with the Premises as of the date this provision is invoked by Landlord, plus (4) interest on all such amounts from the date due at the Interest Rate, and Landlord may immediately proceed to distrain, collect, or bring action for such sum, or may file a proof of claim in any bankruptcy or insolvency proceedings to enforce payment thereof; provided, however, that such payment shall not be deemed a penalty or liquidated damages, but shall merely constitute payment in advance of all Base Rent and Additional Rent payable hereunder throughout the Term, and provided further, however, that upon Landlord receiving such payment, Tenant shall be entitled to receive from Landlord all rents received by Landlord from other assignees, tenants and subtenants on account of said Premises during the remainder of the Term (provided that the monies to which Tenant shall so become entitled shall in no event exceed the entire amount actually paid by Tenant to Landlord pursuant to this subparagraph (iii)), less all costs, expenses and attorneys’ fees of Landlord incurred but not yet reimbursed by Tenant in connection with recovering and reletting the Premises; or

(iv)                              Without terminating this Lease, in its own name but as agent for Tenant, enter into and upon and take possession of the Premises or any part thereof.  Any property remaining in the Premises may be removed and stored in a warehouse or elsewhere at the cost of, and for the account of, Tenant without Landlord being deemed guilty of trespass or

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becoming liable for any loss or damage which may be occasioned thereby unless caused by Landlord’s negligence.  Thereafter, Landlord may, but shall not be obligated to, lease to a third party the Premises or any portion thereof as the agent of Tenant upon such terms and conditions as Landlord may deem necessary or desirable in order to relet the Premises.  The remainder of any rentals received by Landlord from such reletting, after the payment of any indebtedness due hereunder from Tenant to Landlord, and the payment of any costs and expenses of such reletting, shall be held by Landlord to the extent of and for application in payment of future rent owed by Tenant, if any, as the same may become due and payable hereunder.  If such rentals received from such reletting shall at any time or from time to time be less than sufficient to pay to Landlord the entire sums then due from Tenant hereunder, Tenant shall pay any such deficiency to Landlord.  Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for any such previous default provided same has not been cured; or

(v)                                 Without terminating this Lease, and with or without notice to Tenant, enter into and upon the Premises and, without being liable for prosecution or any claim for damages therefor, maintain the Premises and repair or replace any damage thereto or do anything or make any payment for which Tenant is responsible hereunder.  Tenant shall reimburse Landlord immediately upon demand for any reasonable expenses which Landlord incurs in thus effecting Tenant’s compliance under this Lease and Landlord shall not be liable to Tenant for any damages with respect thereto; or

(vi)                              Without liability to Tenant or any other party and without constituting a constructive or actual eviction, suspend or discontinue furnishing or rendering to Tenant any property, material, labor, utilities or other service, wherever Landlord is obligated to furnish or render the same so long as a Default exists under this Lease; or

(vii)                           With or without terminating this Lease, allow the Premises to remain unoccupied and collect rent from Tenant as it comes due; or

(viii)                        Pursue such other remedies as are available at law or equity.

(b)                                 If this Lease shall terminate as a result of or while there exists a Default hereunder, any funds of Tenant held by Landlord may be applied by Landlord to any damages payable by Tenant (whether provided for herein or by law) as a result of such termination or default.

(c)                                  Neither the commencement of any action or proceeding, nor the settlement thereof, nor entry of judgment thereon shall bar Landlord from bringing subsequent actions or proceedings from time to time, nor shall the failure to include in any action or proceeding any sum or sums then due be a bar to the maintenance of any subsequent actions or proceedings for the recovery of such sum or sums so omitted.

(d)                                 No agreement to accept a surrender of the Premises and no act or omission by Landlord or Landlord’s agents during the Term shall constitute an acceptance or surrender of

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the Premises unless made in writing and signed by Landlord.  No re-entry or taking possession of the Premises by Landlord shall constitute an election by Landlord to terminate this Lease unless a written notice of such intention is given to Tenant.  No provision of this Lease shall be deemed to have been waived by either party unless such waiver is in writing and signed by the party making such waiver.  Landlord’s acceptance of Base Rent or Additional Rent in full or in part following a Default hereunder shall not be construed as a waiver of such Default.  No custom or practice which may grow up between the parties in connection with the terms of this Lease shall be construed to waive or lessen either party’s right to insist upon strict performance of the terms of this Lease, without a written notice thereof to the other party.

(e)                                  If a Default shall occur, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

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ADDENDUM

SPECIAL TERMS

Notwithstanding anything contained within this Lease to the contrary, the following terms and conditions shall apply:

1)             BROKER DISCLOSURE:  Pursuant to Georgia Real Estate Commission Regulation 520-1-08, Trammell Crow Services, Inc. and CB Richard Ellis make the following disclosures concerning this Lease transaction:

a)                                      In this transaction, CB Richard Ellis represents the Landlord and Trammell Crow Services, Inc. represents the Tenant.

b)                                     In this transaction, Trammell Crow Services, Inc. and CB Richard Ellis shall receive compensation from Landlord exclusively.

Both Tenant and Landlord acknowledge, agree with, and consent to the representation and compensation disclosed above.

2)             BASE RENT. Pursuant to Paragraphs 1.4 and 4.1 herein, Tenant shall pay Base Rent in the following amounts:

Period	Monthly Base Rent
12/31/05 – 08/31/06	$0.00 / $0.00 psf
09/01/06 – 08/31/07	$6,058.34 / $4.30 psf
09/01/07 – 08/31/08	$6,179.51 / $4.39 psf
09/01/08 – 08/31/09	$6,303.10 / $4.47 psf
09/01/09 – 08/31/10	$6,429.16 / $4.56 psf
09/01/10 – 08/31/11	$6,557.74 / $4.65 psf
09/01/11 – 08/31/12	$6,688.90 / $4.75 psf
09/01/12 – 08/31/13	$6,822.68 / $4.84 psf
09/01/13 – 08/31/14	$6,959.13 / $4.94 psf
09/01/14 – 08/31/15	$7,098.31 / $5.04 psf
09/01/15 – 08/31/16	$7,240.28 / $5.14 psf

Rent is due on or before the first day of the month. .  If the Commencement Date of December 31, 2005 is delayed, Tenant shall still be entitled to receive full abatement of Base Rent during the first eight (8) months of the Term in addition to Tenant’s right to free rent for such delay under Paragraph 3.2

3)             TENANT IMPROVEMENT ALLOWANCE.  Landlord shall make available to Tenant an allowance (the “Improvement Allowance”) in the amount of $100,000.00.  The Improvement Allowance shall be used to pay for costs and expenses incurred in connection with renovations, alterations, additions or improvements to the Premises made by or for Tenant at any time after

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the date this Agreement has been fully executed but prior to June 30, 2006 (collectively, “New Alterations”). New Alterations shall be subject to the conditions and requirements of the Lease.  The architect designing, contractor performing and contract for any New Alterations work shall be subject to Landlord’s and Tenant’s reasonable review and approval.  If such New Alterations work is performed by contractors who enter into direct contracts with Tenant, then upon the completion of any New Alterations Tenant shall provide to Landlord a complete package of invoices, contracts, permits, warranties and lien waivers pertaining to the New Alterations work, which shall be subject to Landlord’s reasonable review and approval (which shall not be unreasonably withheld, conditioned or delayed).  Upon such approval, Landlord shall provide to Tenant a check for the approved costs and expenses for such New Alterations work, or, at Tenant’s written direction, shall remit payments to the third parties to whom such payments are owed and who have provided (or shall provide) lien waivers for such payments.  Whether such New Alterations work is performed by contractors who enter into direct contracts with Landlord or with Tenant, in no event shall Landlord be obligated to remit to or on behalf of Tenant an amount, in the aggregate, in excess of the Improvement Allowance for the New Alterations work.  Tenant shall at its sole cost and expense pay for any and all costs and expenses of any such New Alterations work in excess of the Improvement Allowance before or concurrently with Landlord’s payment for same as provided above.  Landlord hereby acknowledges that, at Tenant’s election, Tenant may contract for the New Alterations work and manage the New Alterations work, or Tenant may contract for the New Alterations work and, at Tenant’s sole cost and expense, engage a third-party construction manager to manage such work, or Tenant may request that Landlord or Landlord’s managing agent contract with the contractor performing such New Alterations work and/or manage such New Alterations work.

At the time of Landlord’s approval, Landlord shall also notify Tenant of any improvements contained in the New Alterations which Landlord will require Tenant to remove at the termination of the Lease. If Landlord fails to notify Tenant within 10 business days of the Approval, then the improvements in the New Alterations shall become the property of Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease and Tenant shall have no obligation to remove them.

4)             HVAC REPAIR/REPLACEMENT. With respect to the office HVAC systems, Tenant’s expenditures for such repairs shall be limited to $500.00 per unit per occurrence for repair, and provided further, however, that if any one item’s cost of repair exceeds $500.00, that Tenant will contact Landlord and Landlord, at its option may have repairs completed by itself or an outside contractor selected by Landlord.  Provided further that repairs required for said systems shall not have been necessitated by Tenant’s failure to provide regular maintenance as provided above.  In the event Tenant fails to make said repairs, then Landlord may, but shall not be obligated to, make such repairs, in which event, Tenant shall promptly reimburse Landlord for all expenses incurred thereby.

5)             RIGHT OF FIRST OFFER. So long as the Lease is in full force and effect and no event of default (beyond any applicable notice and cure period) has occurred and is then continuing and no facts or circumstances then exist which, with the giving of notice or the passage of time, or both, would constitute an event of default, Landlord hereby grants to Tenant a right of first offer

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(the “Right of First Offer”) to expand the Premises to space in the Building that directly adjoins the Premises (the “Offer Space”) subject to the terms and conditions set forth herein.  The term “directly adjoins”, as used in the preceding sentence, shall mean space which actually adjoins and is contiguous to the Premises.

(a)           The term of the Right of First Offer shall commence on the commencement date and continue throughout the initial term, unless sooner terminated pursuant to the terms hereof.

(b)           Subject to the other terms of this Right of First Offer, after any part of the Offer Space has or will “become available” (as defined herein) for leasing by Landlord, Landlord shall not, during the term of the Right of First Offer, lease to a third party that available portion of the Offer Space (the “Available Offer Space”) without first offering Tenant the right to lease such Available Offer Space as set forth herein.

(i)            Notwithstanding subsection c(i) above, Offer Space shall not be deemed to “become available” if the space is (a) assigned or subleased by the current tenant of the space (unless such assignment or sublease is accomplished in a manner to subvert the purposes of this Section 5); or (b) re-let by the current tenant or permitted subtenant of the space by renewal, extension, or renegotiation.

(c)           Consistent with subsection (c), Landlord shall not lease any such Available Offer Space to a third party unless and until Landlord has first offered the Available Offer Space to Tenant in writing (the “Offer”).  The Offer shall contain (i) a description of the Available Offer Space (which description shall include the square footage amount and location of such Available Offer Space) and an attached floor plan that shows the Available Offer Space; (ii) the date on which Landlord expects the Available Offer Space to become available; (iii) the base rent for the Available Offer Space; and (iv) the term for the Available Offer Space (which shall be no less than the remainder of the Term of this Lease then in effect).  Upon receipt of the Offer, Tenant shall have the right, for a period of fifteen (15) calendar days after receipt of the Offer, to exercise the Right of First Offer by giving Landlord written notice that Tenant desires to lease the Available Offer Space at the base rent and upon the special terms and conditions as are contained in the Offer.  If the term of the Available Offer Space expires after the term of the Lease, the term of the Lease shall be extended to be coterminous with the term of the Available Offer Space and the base rent per square foot for the existing Premises during said extension shall be the greater of (i) the base rent per square foot for the Available Offer Space (as set forth in the Offer, or (ii) the base rent per square foot of the Premises for the last year of the initial term of the Lease

(d)           If, within such fifteen (15)-day period, Tenant exercises the Right of First Offer, then Landlord and Tenant shall amend the Lease to include the Available Offer Space subject to the same terms and conditions as the Lease, as modified, with respect to the Available Offer Space, by the terms and conditions of the Offer.  If this Lease is guaranteed now or at anytime in the future, Tenant simultaneously shall deliver to Landlord an original, signed, and notarized reaffirmation of each Guarantor’s personal guaranty, in form and substance acceptable to Landlord.

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(e)           If, within such fifteen (15)-day period, Tenant declines or fails to exercise the Right of First Offer, then the Right of First Offer shall terminate, and Tenant shall have no further Right of First Offer.  Landlord shall then have the right to lease the Available Offer Space in portions or in its entirety to a third party, at any time without regard to the restrictions in this Right of First Offer and on whatever terms and conditions Landlord may decide in its sole discretion.

(g)           This Right of First Offer is personal to Immucor, Inc. and shall become null and void upon a sublet of all or a part of the Premises to; an unaffiliated entity of Tenant..

6)            CAM/OPERATING EXPENSES INCREASES. Tenants share of controllable expenses in the Operating Expenses as outlined in Paragraph 4.2 (a), including but not limited to items (i), (iii), (iv) amd (vii) shall not increase by more than Seven (7%) in any year over the previous highest annual share during the Lease.

Landlord:		Tenant:

AMB Property, L.P., a Delaware limited partnership		Immucor Inc., a Georgia corporation

By:	AMB Property Corporation, a
	Maryland corporation, its general	By:	/s/	Ralph A. Eatz
	partner			Ralph A. Eatz
		Title:		Senior Vice President
By:	/s/ Christos F. Kombours
Christos F. Kombours		Witness:		/s/ C Vinson
Title: Vice President		Print Name:		Connie Vinson

Witness:	/s/Kimberly A. Smith	Date:		12-27-05
Print Name:	Kimberly A. Smith

Date:	12-29-05

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INDUSTRIAL FUND I, LLC,

INDUSTRIAL MULTI-TENANT LEASE

Option to Extend

This Option to Extend is a part of the Lease Extension and Modification Agreement dated                                             , by and between AMB PROPERTY, L.P. (“Landlord”) and IMMUCOR, INC. (“Tenant”) for the premises commonly known as 2935 Amwiler Road, Suite C, Norcross, Georgia

1.             Option to Extend. Landlord hereby grants to Tenant the option to extend the term of this Lease for the following period (“Option Period”) commencing when the prior term expires from

September 1, 2016 to August 31, 2021              “Period One”

2.             Exercise Dates:  For purposes of Paragraph 5 of this Addendum,

a.             the Earliest Exercise Date is eighteen (18) months prior to the date that the Option Period would commence and

b.             the Last Exercise Date is nine (9) months prior to the date that the Option Period would commence.

3.             Monthly Base Rent.            The monthly Base Rent for each month of an Option Period shall be the amount calculated in accordance with the alternative selected below (“Rent Adjustment Alternative”) but in no event shall the monthly Base Rent for an Option Period be less than the highest monthly Base Rent payable during the term immediately preceding the Option Period.

☐	Fixed rent adjustment (“Fixed Rent Adjustment”)

☐	Cost of living adjustment (“CPI Adjustment”)
Monthly Base Rent shall be calculated using the following CPI index (“Index”)
☐ Urban Wage Earners and Clerical Workers
☐ All Urban Consumers
☐
The Comparison Month is:
☐ the first month of the term of this Lease; or
☐

☒	Market rent (“Market Rent Adjustment”)
The monthly Base Rent for Period One shall be the then-current market rent for the space as determined in Paragraph 6.

4.             Other Amendments to Lease operative during each Option Period:

None.

5.             Conditions to Exercise of Option. Tenant’s right to extend is conditioned upon and subject to each of the following:

A.            In order to exercise an option to extend, Tenant must give written notice of such election to Landlord and Landlord must receive the same by the Last Exercise Date but not prior to the Earliest Exercise Date.  If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire.  Options (if there are more than one) may only be exercised consecutively.  Failure to exercise an option terminates that option and all subsequent options.  Tenant acknowledges that because of the importance to Landlord of knowing no later than the Last Exercise Date whether or not Tenant will exercise the option, the failure of Tenant to notify Landlord by the Last Exercise Date will conclusively be presumed an election by Tenant not to exercise the option.

B.                                     Tenant shall have no right to exercise an option (i) if Tenant is in Default.

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C.                                     All of the terms and conditions of this Lease except where specifically modified by this Addendum shall apply.

D.            The options are personal to the Tenant, cannot be assigned or exercised by anyone other than the Tenant without Landlord’s written consent, which consent shall not be unreasonably withheld, delayed, nor conditioned, and only while the Tenant is in full possession of the Premises and without the intention of thereafter assigning or subletting.

6.             Calculation of Rent Adjustment

A.            Cost of Living Adjustment.                The CPI Adjustment shall be based upon the Consumer Price Index of the Bureau of Labor Statistics of the United States Department of Labor (1982 - 1984 = 100) using the Index selected in Paragraph 3.  If the selected Rent Adjustment Alternative is the CPI Adjustment, the monthly Base Rent for an Option Period shall be the product obtained by multiplying the highest monthly Base Rent payable by Tenant during the term immediately preceding by a fraction the numerator of which shall be the Index for the first month of the Option Period and the denominator of which shall be the Index for the Comparison Month selected above.

B.            Market Rent Adjustment.   Four months prior to the commencement of each Option Period, if the selected Rent Adjustment Alternative is the Market Rent Adjustment, the Parties shall negotiate in good faith to determine the Base Rent for the Option Period.  If agreement cannot be reached within thirty days, then Landlord and Tenant shall each, no later then 90 days prior to the commencement of the Option Period, make a reasonable determination of the fair market rental for the Premises for the Option Period and submit such determination, in writing, to arbitration in accordance with the following provisions:

(i)            No later then 90 days prior to the commencement of the Option Period, Landlord and Tenant shall each select an industrial leasing broker to act as an arbitrator.  The two arbitrators so appointed shall, no later then 75 days prior to the commencement of the Option Period, select a third mutually acceptable industrial leasing broker to act as a third arbitrator.

(ii)           The three arbitrators, acting by a majority, shall no later then 75 days prior to the commencement of the Option Period, determine the actual fair market rental for the Premises for the Option Period.  The decision of a majority of the arbitrators shall be binding on the Parties.  The fair market rental determination of Landlord or Tenant which is closest to the fair market rental as determined by the arbitrators shall be the Base Rent for the Option Period.

(iii)          If either of the Parties fails to appoint an arbitrator within the period required by this Addendum, the arbitrator timely appointed shall determine the Base Rent for the Option Period.

(iv)          The entire cost of such arbitration shall be paid by the party whose fair market rental submission is not selected.

WITNESS	Landlord: AMB Property, L.P.,
a Delaware limited partnership

/s/ Kimberly A. Smith
Kimberly A. Smith
	By:	AMB Property Corporation,
a Maryland corporation, its G.P.

		By:	/s/ Christos F. Kombours

		Its:	Vice President

WITNESS	Immucor, Inc., a Georgia corporation

/s/ C Vinson		By:	/s/ Ralph A. Eatz

	Its:	Senior Vice President

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ADDENDUM

COMMENCEMENT DATE CERTIFICATE

LANDLORD:	AMB PROPERTY, L.P.

TENANT:	IMMUCOR, INC.

LEASE DATE:	, 2005

PREMISES:	2935 AMWILER ROAD, SUITE C
ATLANTA, GEORGIA 30360

Subject to Landord’s obligations under Section 3.3 of the Lease, Tenant hereby accepts the Premises as being in the condition required under the Lease.

The Commencement Date of the Lease is                                                ,            .

The Expiration Date of the Lease is                                                  ,             .

NOTE:  This certificate is to be executed subsequent to the original execution of the Lease, when and if required and requested by Landlord according to Paragraph 3.3 of the Lease

Landlord:		Tenant:

AMB Property, L.P., a Delaware limited partnership		Immucor, Inc., a Georgia corporation
By:
By:	AMB Property Corporation, a
	Maryland corporation, its general	Title:
Partner
Witness:
By:		Print Name:
Kent D. Greenawalt
Title: Senior Vice President		Date:

Witness:
Print Name:

Date:

7

ADDENDUM

EARLY POSSESSION AND INDUCEMENT RECAPTURE

Notwithstanding anything contained within this lease to the contrary, the following shall apply:

Early Possession.  Tenant may occupy the Premises on 12/31/05 (“Early Possession Date”), even though the Early Possession Date is prior to the Commencement Date of the Lease (“Early Possession”).  The obligation to pay Base Rent shall be abated for the Early Possession Period.  All other terms of this Lease, however, including, but not limited to Tenant’s Share of Operating Expenses, the obligation to carry the insurance required by Paragraph 8, shall be in effect during the Early Possession period.  Such Early Possession shall not change the Expiration Date of the Original Term.  If possession is not tendered to Tenant on the Early Possession Date, the Early Possession period shall run from the date of delivery of possession and continue for a period equal to the period during which the Tenant would have otherwise enjoyed, under the terms hereof, possession of the Premises with abated Base Rent, but minus any days of delay caused by the acts, failure to act, or omissions of Tenant.

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ADDENDUM

TENANT’S RIGHT TO CONSTRUCT IMPROVEMENTS

This Tenant Improvement Addendum is a part of the Lease dated 12/29/05, by and between AMB PROPERTY, L.P. (“Landlord”) and Immucor, Inc. (“Tenant”) for the premises commonly known as 2935 Amwiler Road, Suite C, Atlanta, GA.

Tenant may construct the improvements (“Alterations”) described on Attachment 1 attached hereto.  Prior to commencement of construction, Tenant shall obtain and deliver to Landlord any building permit required by applicable law and a copy of the executed construction contract(s).  Tenant shall require its contractor to maintain insurance in the amounts and in the forms described in Attachment 2.  The Alterations shall be constructed by licensed contractors reasonably approved by Landlord and in accordance with reasonable rules, such as hours of construction, imposed by Landlord.  The Alterations shall be completed lien free, in accordance with the plans and specifications described in Attachment 1, in a good, workmanlike and prompt manner, with new materials of first-class quality and comply with all applicable local, state and federal regulations.  The competed Alterations shall be the property of Landlord and shall, subject to the provisions of the next sentence, be surrendered with the Premises upon the expiration or sooner termination of this Lease.  However, Tenant shall at Tenant’s sole cost and expense remove, prior to the expiration or sooner termination of this Lease, the Alterations which are designated by Landlord to be removed and following such removal repair and restore the Premises in a good and workmanlike manner to their original condition, reasonable wear and tear excepted.

Tenant shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on the Premises.  Tenant shall give Landlord not less than 10 days notice prior to the commencement of any work in, on or about the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by Georgia Statutes, Section 713.10 and detailed within Paragraph 7.3 of this Lease.

Tenant agrees to indemnify, protect and defend Landlord and hold Landlord harmless against any loss, liability or damage resulting from construction of the Alterations.

Attachments

Attachment 1: Description of Alterations and Plans and Specifications

Attachment 2: Insurance Requirements

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EXHIBIT A

DESCRIPTION OF PREMISES

2935 Amwiler Rd., Suite C

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EXHIBIT B

RULES AND REGULATIONS

Tenant shall observe the following Rules and Regulations (as amended, modified or supplemented from time to time by Landlord as provided in this Lease).

1.             The sidewalks, entries, passages, and staircases shall not be obstructed or used by Tenant, its agents, servants, contractors, invitees or employees for any purpose other than ingress to and egress from the Premises.  Landlord reserves entire control of all parts of the Building employed for the common benefit of the tenants including, without restricting the generality of the foregoing, sidewalks, entries, corridors and passages not within the Premises, provided that ingress to and egress from the Premises is not unduly impaired thereby.

2.             Tenant, its agents, servants, contractors, invitees or employees, shall not bring in or take out, position, construct, install or move any safe, business machine or other heavy office equipment without first obtaining the consent of the Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.  In giving such consent, Landlord shall have the right, in its reasonable discretion, to prescribe the weight permitted and the position thereof, and the use and design of planks, skids or platforms to distribute the weight thereof.  All damage done to the Building by moving or using any such heavy equipment or other office equipment or furniture shall be repaired at the expense of Tenant.  The moving of all heavy equipment or other office equipment or furniture shall occur at reasonable hours and the persons employed to move the same in and out of the Building must be reasonably acceptable to Landlord.

3.             The water closets and other water apparatus, including sewer lines, shall not be used for any purpose other than those for which they were constructed and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein.  Any damage resulting from misuse of such facilities by Tenant, or Tenant’s servants or employees, shall be borne by Tenant.  Tenant shall not let the water run unless it is in actual use.

4.             Tenant shall not deface or mark any part of the Building outside of the Premises.

5.             No one shall use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

6.             Canvassing, soliciting and peddling in the Office Complex is prohibited.

7.             Any hand trucks, carryalls, or similar appliances used in the Building shall be equipped with rubber tires, side guards and such other safeguards as Landlord shall require.

8.             No animals or birds shall be brought into the Premises.

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9.             Tenant agrees that it will not install any equipment which will exceed or overload the capacity of any utility facilities, whether or not provided by Tenant or Landlord, and that if any equipment installed by Tenant shall require additional utility facilities, the same shall be furnished and installed at Tenant’s expense in accordance with plans and specifications to be approved in writing by Landlord.

10.           Tenant shall have all curtains, window treatments and signs approved by Landlord before installing on the Premises. Landlord’s approval of curtains, window treatments and signs shall not be unreasonably withheld, conditioned or delayed

11.           No awnings or other projections shall be attached to the outside walls of the Building.

12.           No Tenant shall cause or permit any objectionable or offensive noise or odor to be emitted from the Premises.

13.           No Tenant shall make, or permit to be made, any unseemly or disturbing noises, sounds or vibrations or reasonably interfere with Tenants of this or neighboring buildings or Premises or those having business with them.

14.           Each Tenant must, upon the termination of this tenancy, restore to the Landlord all keys of stores, offices, and rooms, either furnished to, or otherwise procured by, such tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such change.

15.           Tenant acknowledges that all monthly lease payments are due on or before the first of each month in advance and that late payments are subject to a late charge solely at the discretion of the Landlord subject to the Lease provisions.

16.           Tenant acknowledges that the parking lots and truck courts are for the joint use of all the Tenants in the Building and will endeavor to respect other Tenant’s front doors.

17.           Subject to the provisions of this Lease, Tenant agrees that it will not make any modification to the Premises without first obtaining the Landlord’s written consent.

18.           Tenant agrees that prior to vacating the Premises for any reason the Premises and all equipment (HVAC, plumbing, etc.) will be serviced and repaired or replaced as necessary to return it to good working condition subject to the Lease provisions.

19.           Tenant agrees to enter into a planned service or maintenance agreement on the HVAC equipment servicing the Premises.  Said agreement to include quarterly maintenance of the equipment.  Tenant agrees to forward Landlord copies of the agreement and the quarterly service tickets.

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20.           Tenant will not store or use any hazardous materials in the Premises without the written consent of the Landlord.

21.           Tenant shall not place any objects, including antennas, outdoor furniture, etc., in the parking areas, landscaped areas or other areas outside of its Premises, or on the roof of the Premises.

22.           Tenant shall not install or operate any steam or gas engine or boiler, or other similar mechanical apparatus in the Premises, except as specifically approved in the Lease.  The use of oil, gas or inflammable liquids for heating, lighting or any other purpose is expressly prohibited.  Explosives or other articles deemed extra hazardous shall not be brought into the Project.

23.           Parking any type of recreational vehicles in specifically prohibited on or about the Premises.  Except for the overnight parking of operative vehicles, no vehicle of any type shall be stored in the parking areas at any time.  In the event that a vehicle is disabled, it shall be removed within 48 hours.  There shall be no “For Sale” or other advertising signs on or about any parked vehicle.  All vehicles shall be parked in the designated parking areas in conformity with all signs and other markings.  All parking will be open parking, and no reserved parking, numbering or lettering of individual spaces will be permitted except as specified by Landlord.

24.           Tenant shall use commercially reasonable efforts to maintain the Premises free from rodents, insects, including termites and other pests.

25.           Tenant shall not permit storage outside the Premises, including without limitation, outside storage of trucks and other vehicles, or dumping of waste or refuse or permit any harmful materials to be placed in any drainage system or sanitary system in or about the Premises.

26.           No auction, public or private, will be permitted on the Premises or the project.

27.           Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

EXHIBIT C

ENVIRONMENTAL AND USE QUESTIONNAIRE
FOR TENANT MOVE-IN AND LEASE RENEWAL

Property Name:	Amwiler-Gwinnett Industrial Park
Property Address:	2935 Amwiler Road, Suite C, Atlanta, GA
Lease Date:	12/29/05
Landlord:	AMB Property, L.P
Tenant:	Immucor, Inc.

5

Instructions:  The following questionnaire is to be completed by the Tenant Representative with knowledge of the planned/existing operations for the specified building/location.  A copy of the completed form must be attached to all new leases and renewals, and forwarded to the Landlord’s Risk Management Department.

1-0           PLANNED USE/OPERATIONS

1-1.          Describe planned use (new lease) or existing operations (lease renewal), and include brief description of manufacturing processes employed.

Storage of medical device instruments, packaging supplies and records

2.0           HAZARDOUS MATERIALS

2-1.          Are hazardous materials used or stored?  If so, continue with the next question.  If not, go to Section 3.0.                   ☒  No                 ☐  Yes

2-2.          Are any of the following materials handled on the property?  (A material is handled if it is used, generated, processed, produced, packaged, treated, stored, emitted, discharged, or disposed.)  If so, complete this section.  If this question is not applicable, skip this section and go on to Section 5.0.

☐ Explosives	☐ Fuels	☐ Oils
☐ Solvents	☐ Oxidizers	☐ Organics/Inorganics
☐ Acids	☐ Bases	☐ Pesticides
☐ Gases	☐ PCBs	☐ Radioactive Materials
☐ Other (please specify)

2-3.          For the following groups of chemicals, please check the type(s), use(s), and quantity of each chemical used or stored on the site.  Attach either a chemical inventory or list the chemicals in each category.

☐ Solvents	☐ Gases

Type:	Type:

Use:	Use

Quantity:	Quantity:

☐ Inorganic	☐ Acids

Type:	Type:

6

Use:	Use

Quantity:	Quantity:

☐ Fuels	☐ Explosives

Type:	Type:

Use:	Use

Quantity:	Quantity:

☐ Oils	☐ Bases

Type:	Type:

Use:	Use

Quantity:	Quantity:

☐ Oxidizers	☐ Pesticides

Type:	Type:

Use:	Use

Quantity:	Quantity:

☐ Organic	☐ Radioactive Materials

Type:	Type:

Use:	Use

Quantity:	Quantity:

☐ Other

Type:

Use:

Quantity:

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2-4.          List and quantify the materials identified above.

MATERIAL	PHYSICAL STATE	CONTAINER SIZE	NUMBER OF ONTAINERS

2-5.          Describe the storage area location(s) for these materials.

3.0           HAZARDOUS WASTES

3-1.          Are hazardous wastes generated?  If so, continue with the next question.  If not, skip this section and go to section 4.0.                       ☒  No                       ☐  Yes

3-2.          Are any of the following wastes generated, handled, or disposed of (where applicable) on the property?

☐ Hazardous wastes	☐ Industrial Wastewater
☐ Waste oils	☐ PCBs
☐ Air emissions	☐ Sludges
☐ Other (please specify)

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3-3.          Identify and describe those wastes generated, handled or disposed of (disposition).  Specify any wastes known to be regulated under the Resource Conservation and Recovery Act (RCRA) as “listed characteristic or statutory” wastes.  Include total amounts generated monthly.  Please include name, location, and permit number (e.g. EPA ID No.) for transporter and disposal facility, if applicable).  Attach separate pages as necessary.

3-4.          List and quantify the materials identified in Question 3-2 of this section.

APPROXIMATE
WASTE GENERATED	SOURCE	MONTHLY QUANTITY	WASTE CHARACTERIZATION	DISPOSITION

3-5.                             Are pollution controls or monitoring employed in the process to prevent or minimize the release of wastes into the environment?  If so, please describe.

4.0           USTS/ASTS

4-1.          Are underground storage tanks (USTs), aboveground storage tanks (ASTs), or associated pipelines present on site (lease renewals) or required for planned operations (new tenants)?  If not, continue with section 5.0.  If yes, please describe capacity, contents, age, design and construction of USTs or ASTs

4-2.          Is the UST/AST registered and permitted with the appropriate regulatory agencies?  Please provide a copy of the required permits.

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4-3.          Indicate if any of the following leak prevention measures have been provided for the USTs/ASTs and their associated piping.  Additionally, please indicate the number of tanks that are provided with the indicated measure.  Please provide copies of written test results and monitoring documentation.

☐ Integrity testing	☐ Inventory reconciliation

☐ Leak detection system	☐ Overfill spill protection

☐ Secondary containment	☐ Other (please describe)

☐ Cathodic protection

4-4.          If this Questionnaire is being completed for a lease renewal, and if any of the USTs/ASTs have leaked, please state the substance released, the media(s) impacted (e.g., soil, water, asphalt, etc.), the actions taken, and all remedial responses to the incident.

4-5.          If this Questionnaire is being completed for a lease renewal, have USTs/ASTs been removed from the property?  If so, please provide any official closure letters or reports and supporting documentation (e.g., analytical test results, remediation report results, etc.).

4-6.          For lease renewals, are there any above or below ground pipelines on site used to transfer chemicals or wastes?  For new tenants, are installations of this type required for the planned operations?  If so, please describe.

4-7.          If present or planned, have the chemical transfer pipelines been inspected or tested for leaks?  If so, please indicate the results and provide a copy of the inspection or test results.

5.0           ASBESTOS CONTAINING BUILDING MATERIALS

5-1.          Please be advised that this property participates in an Asbestos Operations and Maintenance Program, and that an asbestos survey may have been performed at the Property.  If

10

provided, please review the information that identifies the locations of known asbestos containing material or presumed asbestos containing material.  All personnel and appropriate subcontractors should be notified of the presence of these materials, and informed not to disturb these materials.  Any activity that involves the disturbance or removal of these materials must be done by an appropriately trained individual/contractor.

6.0           REGULATORY

6-1.          For lease renewals, are there any past, current, or pending regulatory actions by federal, state, or local environmental agencies alleging noncompliance with regulations?  If so, please describe.

6-2.          For lease renewals, are there any past, current, or pending lawsuits or administrative proceedings for alleged environmental damages involving the property, you, or any owner or tenant of the property?  If so, please describe.

6-3.          Does the operation have or require a National Pollutant Discharge Elimination System (NPDES) or equivalent permit?  If so, please provide a copy of this permit.

6-4.          For lease renewals, have there been any complaints from the surrounding community regarding facility operations?  If so, please describe.  Have there been any worker complaints or regulatory investigations regarding hazardous material exposure at the facility?  If so, please describe status and any corrective actions taken.

6-5.          Has a Hazardous Materials Business Plan been developed for the site?  If so, please provide a copy.

CERTIFICATION

I am familiar with the real property and facility operations described in this questionnaire.  By signing below, I represent and warrant that the answers to the above questions are complete and accurate to the best of my knowledge.  I also understand that the Landlord will rely on the completeness and accuracy of my answers in assessing any environmental liability risks associated with the property.

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Signature:	/s/ Ralph Eatz

Name:	Ralph Eatz

Title:	Senior Vice President

Date:	December 27, 2005

Telephone:	(770) 441-2051

12

EXHIBIT D

LANDLORD’S WAIVER OF LIEN AND SECURITY INTEREST

NOTE:  This document is to be executed and dated subsequent to the original execution of the Lease, when and if Landlord’s consent of waiver is sought.

This Agreement is made and entered into as of this               day of                    , 200   , by and between                                                 “Equipment Lessor/Lender”), and AMB entity name (“Landlord”), with reference to that certain Agreement, dated                                                 , (the “Equipment Lease/Loan”), by and between Equipment Lessor/Lender and                                                 (“Tenant”), wherein Equipment Lessor/Lender has agreed to lease to Tenant the property, or make a loan secured by the assets, listed on Attachment A (“Assets”).

1.             Landlord acknowledges that Equipment Lessor/Lender has first ownership claim on the Assets affixed to, installed or kept at the real property generally known as                                                                                                  (the “Premises”).

2.             Landlord agrees that the Assets will remain personal property at all times even though they may be affixed to or installed upon the Premises.

3.             Landlord hereby waives any right, title, claim or interest in the Assets by reason of the Assets being attached to or installed or resting upon the Premises and, subject to the rights of Tenant under the lease between Landlord and Tenant for the lease of the Premises (the “Lease”), hereby grants Equipment Lessor/Lender permission to remove the Assets from the Premises at any reasonable time during the term of the Lease after 5 days written notice to Landlord.  Equipment Lessor/Lender will be allowed 5 business days for the removal of the Assets.  Equipment Lessor/Lender shall prior to the end of such 5 day period repair any damage to the Premises that results from said removal.  Equipment Lessor/Lender shall not disturb or interfere with other tenants’ quiet enjoyment of their space in the Building and Industrial Center in which he Premises are located.  During the period that Equipment Lessor/Lender is in possession of the Premises it shall perform all of the covenants of Tenant under the Lease other than the obligation to pay rent.

4.             Equipment Lessor/Lender agrees on demand to reimburse the Landlord for the cost of repair of any physical damage to the Premises caused by Equipment Lessor/Lender’s removal of the Assets.  Equipment Lessor/Lender further agrees that the process of removal of the Assets will not leave the Premises in an unsafe condition or in a condition that could cause continuing damage.

5.             If Equipment Lessor/Lender fails to remove the Assets from the Premises prior to the termination of the Lease and Landlord has given such notice to Equipment Lessor/Lender as may be required by law for property to be deemed abandoned, then, after the time provided by law, Landlord may deem the assets to be abandoned property.

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6.             Equipment Lessor/Lender agrees to give Landlord written notice of Equipment Lessor/Lender’s declaration of any default of Tenant under the Equipment Lease within 10 days of such default unless such default is cured within such time period.

7.             Any notice required or permitted to be given hereunder shall be deemed to be given (a) when hand delivered, (b) one (1) business day after pickup by any service that guarantees overnight delivery or (c) upon receipt, when sent by United States mail, postage prepaid, and return receipt requested.  Notices shall be addressed as appears below for the respective parties, provided that if any party gives notice of a change in name or address, notices to the giver of such notice shall thereafter be given as demanded in such notice:

Equipment Lessor/Lender:	Landlord:
AMB entity name
C/o AMB Property Corporation
60 State Street, Suite 3700
Boston, MA 02109

Attn: Kent D. Greenawalt

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

EQUIPMENT LESSOR/LENDER:	LANDLORD:

By:	AMB entity name

Print Name:	By:
Print Name: Kent D. Greenawalt
Title:	Title: Senior Vice President
Date:	Date:

TENANT ACKNOWLEDGMENT AND AGREEMENT:

By:

Print Name:

Title:
Date:

2

EXHIBIT E

GLOSSARY

The following terms in the Lease are defined in the paragraphs opposite the terms.

TERM	DEFINED IN PARAGRAPH
Additional Rent	4.1
Applicable Requirements	6.3
Assign	12.1
Base Rent	1.4
Basic Provisions	1.1
Brokers	1.12, 16.27
Building	1.2
Building Operating Expenses	4.2(b)
Code	12.1
Commencement Date	1.3
Commencement Date Certificate	3.3
Common Areas	2.2
Common Area Operating Expenses	4.2(b)
Condemnation	14
Default	13.1
Expiration Date	1.3
HVAC	4.2(a)(x)
Hazardous Substance	6.2
Indemnity	8.5
Industrial Center	1.2
Landlord	1.1
Landlord Entities	6.2(c)
Lease	1.1
Lenders	6.4
Mortgage	16.18
Operating Expenses	4.2
Party/Parties	1.1
Permitted Use	1.8
Premises	1.2
Prevailing Party	16.13

Real Property Taxes	10.2
Rent	4.1
Reportable Use	6.2
Requesting Party	15.1
Responding Party	15.1
Rules and Regulations	2.4
Security Deposit	1.7, 5
Taxes	10.2
Tenant	1.1
Tenant Acts	9.2
Tenant’s Share	1.5
Term	1.3
Use	6.1
Usufruct	16.28